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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20579


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) -- July 30, 2007


                                LITTELFUSE, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-20388                 36-3795742
(State of other jurisdiction          (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)


               800 East Northwest Highway, Des Plaines, IL 60016
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 824-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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    ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
               DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

          (d) On July 30, 2007, the Board of Directors of Littelfuse, Inc. (the "Company") elected Mr. Tzau-Jin (T.J.) Chung as a director to serve on the Board. No arrangement or understanding exists between Mr. Chung and the Company, or to the Company's knowledge, any other person or persons pursuant to which Mr. Chung was selected as a director. Mr. Chung was named to the Board's Technology Committee. Mr. Chung will receive director's compensation for service on the Board of Directors and the Technology Committee as discussed in Exhibit 10.20 to the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2006, except that the formula grant of 5,000 stock options has been eliminated upon the approval of the Company's Outside Directors' Equity Plan at the Company's 2007 Annual Meeting of Stockholders, as described in the Proxy Statement of the Company relating to that Annual Meeting. Mr. Chung recently assumed the position of President and Chief Executive Officer of Navman Wireless, which was acquired from the New Technologies Division of Brunswick Corporation. Prior to this appointment, Mr. Chung had served as the President of the New Technologies Division of Brunswick Corporation since 2002.

    ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

               (d) Exhibits


               EXHIBIT
               NUMBER                   DESCRIPTION

                99.1 Press release of Littelfuse, Inc. announcing election of Mr. T. J. Chung as a new director, dated July 30, 2007.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            LITTELFUSE, INC.



Date:  August 3, 2007                       By: /s/ Philip G. Franklin
                                                ------------------------
                                            Philip G. Franklin
                                            Vice President, Operations
                                            Support and Chief Financial Officer